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                                                                     Exhibit 12


                        ERP OPERATING LIMITED PARTNERSHIP
                             CONSOLIDATED HISTORICAL
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES


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                                                                                                 HISTORICAL
                                                                      ------------------------------------------------------------
                                                                        12/31/00     12/31/99     12/31/98    12/31/97   12/31/96
                                                                      ------------------------------------------------------------
                                                                                            (Amounts in thousands)
REVENUES
  Rental income                                                       $1,959,785    $1,711,738   $1,293,560   $707,733   $454,412
  Fee and asset management                                                 6,520         5,088        5,622      5,697      6,749
  Interest income - investment in mortgage notes                          11,192        12,559       18,564     20,366     12,819
  Interest and other income                                               25,266        13,242       16,145     13,282      4,405
  Furniture income                                                        27,577             -            -          -          -
                                                                      -----------   -----------  -----------  ---------  ---------

     Total revenues                                                    2,030,340     1,742,627    1,333,891    747,078    478,385
                                                                      -----------   -----------  -----------  ---------  ---------

EXPENSES
  Property and maintenance                                               503,239       414,026      326,733    176,075    127,172
  Real estate taxes and insurance                                        182,479       171,289      126,009     69,520     44,128
  Property management                                                     76,416        61,626       53,101     26,793     17,512
  Fee and asset management                                                 5,157         3,587        4,279      3,364      3,837
  Depreciation                                                           449,584       408,688      301,869    156,644     93,253
Interest:
     Expense incurred                                                    382,946       337,189      246,585    121,324     81,351
     Amortization of deferred financing costs                              5,473         4,084        2,757      2,523      4,242
  General and administrative                                              26,385        22,296       20,631     14,821      9,857
  Furniture operating expenses                                            16,288             -            -          -          -
  Amortization of goodwill                                                 1,760             -            -          -          -
                                                                      -----------   -----------  -----------  ---------  ---------
     Total expenses                                                    1,649,727     1,422,785    1,081,964    571,064    381,352
                                                                      -----------   -----------  -----------  ---------  ---------

Income before extraordinary items                                     $  380,613    $  319,842   $  251,927   $176,014   $ 97,033
                                                                      ===========   ===========  ===========  =========  =========

Combined Fixed Charges and Preferred Unit/Interest Distributions:
   Interest and other financing costs                                 $  382,946    $  337,189   $  246,585   $121,324   $ 81,351
   Interest capitalized for real estate under construction                 1,325         1,493        1,620          -          -
   Amortization of deferred financing costs                                5,473         4,084        2,757      2,523      4,242
                                                                     -----------   -----------  -----------  ---------  ---------
TOTAL COMBINED FIXED CHARGES                                             389,744       342,766      250,962    123,847     85,593
   Preferred unit/interest distributions                                 111,941       113,196       92,917     59,012     29,015
                                                                     -----------   -----------  -----------  ---------  ---------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED UNIT/INTEREST DISTRIBUTIONS                          $  501,685    $  455,962   $  343,879   $182,859   $114,608
                                                                      ===========   ===========  ===========  =========  =========

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED UNIT/INTEREST DISTRIBUTIONS (2)                      $  787,083    $  668,240   $  503,308   $299,861   $182,626
                                                                      ===========   ===========  ===========  =========  =========

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED UNIT/INTEREST
   DISTRIBUTIONS (1)(2)(3)(4)(5)                                      $1,226,818    $1,070,706   $  799,999   $453,387   $273,800
                                                                      ===========   ===========  ===========  =========  =========

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED UNIT/INTEREST DISTRIBUTIONS TO
    COMBINED FIXED CHARGES                                                  2.02          1.95         2.01       2.42       2.13
                                                                      ===========   ===========  ===========  =========  =========

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED UNIT/INTEREST DISTRIBUTIONS TO
    COMBINED FIXED CHARGES AND PREFERRED
    UNIT/INTEREST DISTRIBUTIONS                                             1.57          1.47         1.46       1.64       1.59
                                                                      ===========   ===========  ===========  =========  =========

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED UNIT/INTEREST DISTRIBUTIONS
    TO COMBINED FIXED CHARGES AND PREFERRED
    UNIT/INTEREST DISTRIBUTIONS                                             2.45          2.35         2.33       2.48       2.39
                                                                      ===========   ===========  ===========  =========  =========

----------------------------------------------------------------------------------------------------------------------------------

(1) Excludes non-real estate depreciation                             $  (12,093)   $   (7,231)  $   (5,361)  $ (3,118)  $ (2,079)
                                                                      ===========   ===========  ===========  =========  =========

(2) Includes the Company's income from investments in
       unconsolidated entities (cash basis)                           $   18,051    $    7,125   $    2,039   $      -   $      -
                                                                      ===========   ===========  ===========  =========  =========

(3) Includes the Company's share of depreciation
       from Unconsolidated Properties                                 $    2,720    $    1,009   $      183   $      -   $      -
                                                                      ===========   ===========  ===========  =========  =========

(4) Excludes the minority interests' share of depreciation
       from Partially Owned Properties                                $   (1,476)   $        -   $        -   $      -   $      -
                                                                      ===========   ===========  ===========  =========  =========

(5) Includes the addback of the Company's share of losses
       from its technology investments.                               $    1,000    $        -   $        -   $      -   $      -
                                                                      ===========   ===========  ===========  =========  =========


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